EXHIBIT 99.1

00

COLUMBIA BANKING SYSTEM, INC. REPORTS FIRST QUARTER 2026 RESULTS
$192 million	$209 million	$0.66	$0.72
Net income	Operating net income[1]	Earnings per common share - diluted	Operating earnings per common share - diluted[1]
0

CEO Commentary
"Our first quarter results reflect continued execution against the priorities we have previously outlined: delivering sustainable performance, strengthening our balance sheet, and returning excess capital to shareholders," said Clint Stein, Chair, CEO & President. "During the quarter, we increased capital returns, reflecting our confidence in earnings durability and ongoing capital generation. We also made further progress optimizing our balance sheet, as commercial loan growth and muted seasonal deposit trends contributed to the profitable remix of assets and liabilities, positioning Columbia for attractive returns over time. At the same time, our credit performance continues to benefit from disciplined underwriting and our diversified, relationship-based loan portfolio that is performing as designed. With these actions, we remain focused on delivering consistent, repeatable performance and creating long‑term value for our shareholders."
Clint Stein, Chair, CEO & President of Columbia Banking System, Inc.

1Q26 HIGHLIGHTS (COMPARED TO 4Q25)

Net Interest Income and NIM
•Net interest income decreased by $33 million from the prior quarter, which included $17 million of net interest income related to premium amortization on acquired time deposits and an accelerated loan repayment that did not repeat in the current quarter. The remaining decrease reflects lower average interest-earning asset balances, partially offset by a more profitable balance sheet mix.

•Net interest margin was 3.96%, down 10 basis points from the prior quarter, which included an 11-basis point benefit related to premium amortization on acquired time deposits and an accelerated loan repayment, neither of which repeated in the current quarter.

Non-Interest Income and Expense
•Non-interest income decreased by $7 million, due in part to lower swap, syndication, and international banking revenue following strong performance in the prior quarter, as well as an expected slow down in customer activity that is typical for the first quarter.

•Non-interest expense decreased by $18 million, due to lower merger expense and the realization of acquisition-related cost savings.

Credit Quality	•Net charge-offs were 0.30% of average loans and leases (annualized), compared to 0.25% for the prior quarter.
•Provision expense was $28 million, compared to $23 million for the prior quarter.
•Non-performing assets to total assets ratio was 0.40%, compared to 0.30% as of December 31, 2025.

Capital	•Estimated total risk-based capital ratio of 13.3% and estimated common equity tier 1 risk-based capital ratio of 11.5%.
•Declared a quarterly cash dividend of $0.37 per common share on February 13, 2026, which was paid March 16, 2026.
•Repurchased $200 million of common stock under our current repurchase plan.

Notable Items
•Our first small business and retail campaign of 2026, which runs through April 30, 2026, has brought nearly $450 million in new deposits to the bank through mid-April and has also been successful in generating new SBA lending relationships.

1Q26 KEY FINANCIAL DATA

PERFORMANCE METRICS	1Q26	4Q25	1Q25
Return on average assets	1.18%	1.27%	0.68%
Return on average common equity	10.00%	10.92%	6.73%
Return on average tangible common equity[1]	13.88%	15.24%	9.45%
Operating return on average assets[1]	1.28%	1.44%	1.10%
Operating return on average common equity[1]	10.89%	12.34%	10.87%
Operating return on average tangible common equity[1]	15.11%	17.22%	15.26%
Net interest margin	3.96%	4.06%	3.60%
Efficiency ratio	58.03%	57.30%	69.06%
Operating efficiency ratio, as adjusted [1]	53.68%	51.39%	55.11%

INCOME STATEMENT ($ in millions, excl. per share data)	1Q26	4Q25	1Q25
Net interest income	$594	$627	$425
Provision for credit losses	$28	$23	$27
Non-interest income	$83	$90	$66
Non-interest expense	$394	$412	$340
Pre-provision net revenue[1]	$283	$305	$151
Operating pre-provision net revenue[1]	$306	$342	$211
Earnings per common share - diluted	$0.66	$0.72	$0.41
Operating earnings per common share - diluted[1]	$0.72	$0.82	$0.67
Dividends paid per share	$0.37	$0.37	$0.36

BALANCE SHEET ($ in millions, excl. per share data)	1Q26	4Q25	1Q25
Total assets	$66,027	$66,832	$51,519
Loans and leases	$47,697	$47,776	$37,616
Deposits	$53,489	$54,211	$42,218
Book value per common share	$26.47	$26.54	$24.93
Tangible book value per common share[1]	$19.03	$19.11	$17.86
Investor Contact
Jacquelynne "Jacque" Bohlen, SVP/Director of Investor Relations, 503-727-4100, jacquebohlen@columbiabank.com
1 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports First Quarter 2026 Results
April 23, 2026

Organizational Update
Columbia Banking System, Inc. ("Columbia," the "Company," "we," or "our") closed its acquisition of Pacific Premier Bancorp, Inc. ("Pacific Premier") on August 31, 2025, and completed the systems conversion and nine branch consolidations during the first quarter of 2026. We continue to expect to realize all previously disclosed related cost savings by June 30, 2026.

Net Interest Income and Net Interest Margin
Net interest income was $594 million for the first quarter of 2026, down $33 million from the prior quarter, which included $5 million in interest income related to an accelerated loan repayment and a $12 million reduction to interest expense related to the amortization of a premium related to Pacific Premier's time deposits, neither of which repeated in the current quarter. The remaining decrease in net interest income between periods largely reflects lower average interest-earning asset balances, partially offset by an improved mix of higher-yielding loans and investment securities.

Columbia's net interest margin was 3.96% for the first quarter of 2026, down 10 basis points from the fourth quarter of 2025. The fourth quarter's net interest margin included an 8-basis point benefit related to the amortization of a premium on acquired time deposits and a 3-basis point benefit related to an accelerated loan repayment. Net interest margin was otherwise consistent between periods, as lower yields on loans and cash following reductions to the federal funds rate during the fourth quarter were offset by lower deposit costs.

The cost of interest-bearing deposits decreased 4 basis points from the prior quarter to 2.04% for the first quarter of 2026, compared to 2.08% for the fourth quarter of 2025. During the fourth quarter, we recorded a $12 million benefit to interest expense related to the amortization of a premium on acquired time deposits, which favorably impacted the cost of interest-bearing deposits by 12 basis points. The decrease during the first quarter reflects our active management of deposit rates ahead of and following reductions to the federal funds rate, as well as a lower mix of higher-cost brokered deposits. The cost of interest-bearing deposits was 2.02% for the month of March and 1.98% as of March 31, 2026.

Columbia's cost of interest-bearing liabilities decreased 3 basis points from the prior quarter to 2.24% for the first quarter of 2026, compared to 2.27% for the fourth quarter of 2025. The previously discussed premium amortization favorably impacted the cost of interest-bearing liabilities for the fourth quarter of 2025 by 11 basis points. The cost of interest-bearing liabilities was 2.23% for the month of March and 2.19% as of March 31, 2026. Please refer to the Q1 2026 Earnings Presentation for additional net interest margin change details and interest rate sensitivity information.

Non-interest Income
Non-interest income was $83 million for the first quarter of 2026, down $7 million from the prior quarter. Quarterly changes in fair value adjustments and mortgage servicing rights ("MSR") hedging activity, which reflect interest rate fluctuations during the quarter, collectively resulted in a net fair value gain of $2 million for the first quarter, unchanged from the fourth quarter, as detailed in our non-GAAP disclosures. Excluding these items, non-interest income was $81 million2 for the first quarter of 2026, down $7 million between periods, due to lower swap, syndication, and international banking revenue following strong performance in the prior quarter, as well as an expected slowdown in customer activity that is typical for the first quarter.

Non-interest Expense
Non-interest expense was $394 million for the first quarter of 2026, down $18 million from the prior quarter, due to lower merger expense. Excluding merger and restructuring expense, exit and disposal costs, reversals of prior FDIC assessment expense, and other non-operating expense, as detailed in our non-GAAP disclosures, non-interest expense was $369 million2, down $4 million from the prior quarter, due to cost savings related to the Pacific Premier acquisition. Please refer to the Q1 2026 Earnings Presentation for additional expense details.

2 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports First Quarter 2026 Results
April 23, 2026

Balance Sheet
Total consolidated assets were $66.0 billion as of March 31, 2026, compared to $66.8 billion as of December 31, 2025. The decrease reflects balance sheet optimization activity, which includes the reduction of excess cash. Cash and cash equivalents were $2.1 billion as of March 31, 2026, compared to $2.4 billion as of December 31, 2025. Including secured off-balance sheet lines of credit, total available liquidity was $27.1 billion as of March 31, 2026, representing 41% of total assets, 51% of total deposits, and 129% of uninsured deposits. Available-for-sale securities, which are held on balance sheet at fair value, were $10.9 billion as of March 31, 2026, compared to $11.1 billion as of December 31, 2025. The decrease is due to paydowns and a decrease in the fair value of the portfolio, partially offset by the purchase of $208 million of investment securities. Please refer to the Q1 2026 Earnings Presentation for additional details related to our investment securities portfolio and liquidity position.

Gross loans and leases were $47.7 billion as of March 31, 2026, compared to $47.8 billion as of December 31, 2025. The decrease reflects continued expected runoff in below-market-rate transactional loans. Commercial loans, inclusive of owner-occupied commercial real estate, increased by 6% on an annualized basis relative to December 31, 2025, partially offsetting contraction in other portfolios. "Our teams delivered a strong quarter, continuing to generate relationship-based commercial business while successfully supporting customers through a core systems conversion," commented Chris Merrywell, President of Columbia Bank. "Loan origination volume rose 38% from the prior-year quarter, driven by increased customer activity and the addition of bankers from Pacific Premier. Payoff activity also moderated following elevated levels in the latter part of 2025." Please refer to the Q1 2026 Earnings Presentation for additional details related to our loan portfolio, which include underwriting characteristics, the composition of our commercial portfolios, and disclosure related to transactional loans.

Total deposits were $53.5 billion as of March 31, 2026, compared to $54.2 billion as of December 31, 2025. The decrease reflects an intentional reduction in brokered deposits, which declined to $1.6 billion as of March 31, 2026, compared to $2.4 billion as of December 31, 2025. A $110 million increase in customer deposits and the deployment of excess cash contributed to our reduced reliance on wholesale funding sources. "Despite seasonal deposit pressure during the first quarter, our teams' focus on generating new business and strong quarter-end inflows supported growth in customer balances," stated Mr. Merrywell. "We remain focused on deepening customer relationships and strengthening our industry-leading core deposit franchise, while continuing to reduce brokered and non-relationship public deposits." We utilized borrowings, which were $3.4 billion as of March 31, 2026, compared to $3.2 billion as of December 31, 2025, to supplement funding needs. Please refer to the Q1 2026 Earnings Presentation for additional details related to deposit characteristics and flows.

Credit Quality
The allowance for credit losses ("ACL") was $478 million, or 1.00% of loans and leases, as of March 31, 2026, compared to $485 million, or 1.02% of loans and leases, as of December 31, 2025. The provision for credit losses was $28 million for the first quarter of 2026 and reflects loan portfolio runoff, credit migration trends, charge-off activity, and changes in the economic forecasts used in credit models.

Net charge-offs were 0.30% of average loans and leases (annualized) for the first quarter of 2026, compared to 0.25% for the fourth quarter of 2026. Net charge-offs in the FinPac portfolio were $14 million for the first quarter, unchanged from the fourth quarter. Net charge-offs excluding the FinPac portfolio were $21 million for the first quarter, compared to $16 million for the fourth quarter. Non-performing assets were $264 million, or 0.40% of total assets, as of March 31, 2026, compared to $200 million, or 0.30% of total assets, as of December 31, 2025. The increase in net charge-offs and non-performing assets between periods was driven by an agricultural industry relationship. Please refer to the Q1 2026 Earnings Presentation for additional details related to the allowance for credit losses and other credit trends.

Capital
Columbia's book value per common share was $26.47 as of March 31, 2026, compared to $26.54 as of December 31, 2025. During the first quarter, Columbia repurchased 6.5 million common shares under its current repurchase plan at an average price of $30.74. Book value also was impacted by the change in accumulated other comprehensive (loss) income ("AOCI") to $(291) million as of March 31, 2026, compared to $(233) million as of the prior quarter-end. The change in AOCI is due primarily to an increase in the tax-effected net unrealized loss on available-for-sale securities to $260 million as of March 31, 2026, compared to $199 million as of December 31, 2025. Tangible book value per common share3 was $19.03 as of March 31, 2026, compared to $19.11 as of December 31, 2025.
3 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports First Quarter 2026 Results
April 23, 2026

Columbia's estimated total risk-based capital ratio was 13.3% and its estimated common equity tier 1 risk-based capital ratio was 11.5% as of March 31, 2026, compared to 13.6% and 11.8%, respectively, as of December 31, 2025. Columbia remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of March 31, 2026 are estimates, pending completion and filing of Columbia's regulatory reports.

Earnings Presentation and Conference Call Information
Columbia's Q1 2026 Earnings Presentation provides additional disclosure. A copy will be available on our investor relations page: www.columbiabankingsystem.com.

Columbia will host its first quarter 2026 earnings conference call on April 23, 2026 at 2:00 p.m. PT (5:00 p.m. ET). During the call, Columbia's management will provide an update on recent activities and discuss its first quarter 2026 financial results. Participants may join the audiocast or register for the call using the link below to receive dial-in details and their own unique PINs. It is recommended you join 10 minutes prior to the start time.

Join the audiocast: https://edge.media-server.com/mmc/p/y2c5ea4c/
Register for the call: https://register-conf.media-server.com/register/BI6f2e58fad341429a8b85e604aa895766
Access the replay through Columbia's investor relations page: https://www.columbiabankingsystem.com/news-market-data/event-calendar/default.aspx

About Columbia Banking System, Inc.
Columbia Banking System, Inc. (Nasdaq: COLB) is headquartered in Tacoma, Washington and is the parent company of Columbia Bank, an award-winning preeminent regional bank with offices in Arizona, California, Colorado, Idaho, Nevada, Oregon, Texas, Utah, and Washington. Columbia Bank combines the resources, sophistication, and expertise of a national bank with a commitment to deliver superior, personalized service. The bank supports consumers and businesses through a full suite of services, including retail and commercial banking, Small Business Administration lending, institutional and corporate banking, and equipment leasing. Columbia Bank customers also have access to comprehensive investment and wealth management expertise as well as healthcare and private banking through Columbia Wealth Management. Learn more at www.columbiabankingsystem.com.

Columbia Banking System, Inc. Reports First Quarter 2026 Results
April 23, 2026

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward-looking statements about strategic and growth initiatives and the result of such activity. Risks and uncertainties that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, renewed inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; risks related to our acquisition of Pacific Premier (the "Transaction"), including, among others, (i) diversion of management’s attention from ongoing business operations and opportunities, (ii) cost savings and any revenue or expense synergies from the Transaction may not be fully realized or may take longer than anticipated to be realized, and (iii) deposit attrition, customer or employee loss, and/or revenue loss as a result of the Transaction; the impact of proposed or imposed tariffs by the U.S. government and retaliatory tariffs proposed or imposed by U.S. trading partners that could have an adverse impact on customers; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at other banks on general investor sentiment regarding the liquidity and stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; potential adverse reactions or changes to business or employee relationships; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking and state regulations), and other factors deemed relevant by Columbia's Board of Directors.

Columbia Banking System, Inc. Reports First Quarter 2026 Results
April 23, 2026

Columbia Banking System, Inc. Reports First Quarter 2026 Results
April 23, 2026

Columbia Banking System, Inc.
Consolidated Statements of Income
(Unaudited)
	Quarter Ended					% Change
($ in millions, shares in thousands)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$684	$722	$619	$564	$553	(5)%	24%
Interest and dividends on investments:
Taxable	103	102	89	80	69	1%	49%
Exempt from federal income tax	12	12	8	7	7	—%	71%
Dividends	3	3	4	3	3	—%	—%
Temporary investments and interest bearing deposits	14	19	20	16	16	(26)%	(13)%
Total interest income	816	858	740	670	648	(5)%	26%
Interest expense:
Deposits	184	195	195	180	177	(6)%	4%
Securities sold under agreement to repurchase and federal funds purchased	1	1	1	1	1	—%	—%
Borrowings	30	27	30	35	36	11%	(17)%
Junior and other subordinated debentures	7	8	9	8	9	(13)%	(22)%
Total interest expense	222	231	235	224	223	(4)%	—%
Net interest income	594	627	505	446	425	(5)%	40%
Provision for credit losses	28	23	70	30	27	22%	4%
Non-interest income:
Service charges on deposits	20	24	21	20	19	(17)%	5%
Card-based fees	15	16	15	14	13	(6)%	15%
Financial services and trust revenue	15	15	9	6	5	—%	200%
Residential mortgage banking revenue, net	12	7	7	8	9	71%	33%
Gain on investment securities, net	—	2	2	—	2	(100)%	(100)%
Gain on loan and lease sales, net	1	1	—	—	—	—%	nm
(Loss) gain on loans held for investment, at fair value	(2)	—	4	—	7	nm	(129)%
BOLI income	9	9	6	5	5	—%	80%
Other income	13	16	13	12	6	(19)%	117%
Total non-interest income	83	90	77	65	66	(8)%	26%
Non-interest expense:
Salaries and employee benefits	196	201	171	155	145	(2)%	35%
Occupancy and equipment, net	66	67	54	47	48	(1)%	38%
FDIC assessments	9	4	8	8	8	125%	13%
Intangible amortization	41	42	31	26	28	(2)%	46%
Merger and restructuring expense	24	39	87	8	14	(38)%	71%
Legal settlement	—	—	—	—	55	nm	(100)%
Other expenses	58	59	42	34	42	(2)%	38%
Total non-interest expense	394	412	393	278	340	(4)%	16%
Income before provision for income taxes	255	282	119	203	124	(10)%	106%
Provision for income taxes	63	67	23	51	37	(6)%	70%
Net income	$192	$215	$96	$152	$87	(11)%	121%

Weighted average basic shares outstanding (in thousands)	290,933	295,376	237,838	209,125	208,800	(2)%	39%
Weighted average diluted shares outstanding (in thousands)	292,160	296,760	238,925	209,975	210,023	(2)%	39%
Earnings per common share – basic	$0.66	$0.72	$0.40	$0.73	$0.41	(8)%	61%
Earnings per common share – diluted	$0.66	$0.72	$0.40	$0.73	$0.41	(8)%	61%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports First Quarter 2026 Results
April 23, 2026

Columbia Banking System, Inc.
Consolidated Balance Sheets
(Unaudited)
						% Change
($ in millions, shares in thousands)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$577	$511	$535	$608	$591	13%	(2)%
Interest-bearing cash and temporary investments	1,522	1,869	1,808	1,334	1,481	(19)%	3%
Investment securities:
Equity and other, at fair value	124	113	112	93	92	10%	35%
Available for sale, at fair value	10,915	11,112	11,013	8,653	8,229	(2)%	33%
Held to maturity, at amortized cost	18	18	18	2	2	—%	nm
Loans held for sale	81	262	340	66	65	(69)%	25%
Loans and leases	47,697	47,776	48,462	37,637	37,616	—%	27%
Allowance for credit losses on loans and leases	(459)	(466)	(473)	(421)	(421)	(2)%	9%
Net loans and leases	47,238	47,310	47,989	37,216	37,195	—%	27%
Restricted equity securities	168	159	119	161	125	6%	34%
Premises and equipment, net	426	422	416	357	345	1%	23%
Goodwill	1,482	1,482	1,481	1,029	1,029	—%	44%
Other intangible assets, net	671	712	754	430	456	(6)%	47%
Bank-owned life insurance	1,222	1,218	1,199	705	701	—%	74%
Other assets	1,583	1,644	1,712	1,247	1,208	(4)%	31%
Total assets	$66,027	$66,832	$67,496	$51,901	$51,519	(1)%	28%
Liabilities:
Deposits
Non-interest-bearing	$17,635	$17,419	$17,810	$13,220	$13,414	1%	31%
Interest-bearing	35,854	36,792	37,961	28,523	28,804	(3)%	24%
Total deposits	53,489	54,211	55,771	41,743	42,218	(1)%	27%
Securities sold under agreements to repurchase	162	207	167	191	192	(22)%	(16)%
Borrowings	3,400	3,200	2,300	3,350	2,550	6%	33%
Junior subordinated debentures, at fair value	333	338	331	323	321	(1)%	4%
Junior and other subordinated debentures, at amortized cost	97	97	107	108	108	—%	(10)%
Other liabilities	882	939	1,030	844	892	(6)%	(1)%
Total liabilities	58,363	58,992	59,706	46,559	46,281	(1)%	26%
Shareholders' equity:
Common stock	7,896	8,099	8,189	5,826	5,823	(3)%	36%
Retained earnings (accumulated deficit)	59	(26)	(131)	(151)	(227)	nm	nm
Accumulated other comprehensive loss	(291)	(233)	(268)	(333)	(358)	25%	(19)%
Total shareholders' equity	7,664	7,840	7,790	5,342	5,238	(2)%	46%
Total liabilities and shareholders' equity	$66,027	$66,832	$67,496	$51,901	$51,519	(1)%	28%

Common shares outstanding at period end (in thousands)	289,530	295,422	299,147	210,213	210,112	(2)%	38%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports First Quarter 2026 Results
April 23, 2026

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Quarter Ended					% Change
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Seq. Quarter	Year over Year
Per Common Share Data:
Dividends	$0.37	$0.37	$0.36	$0.36	$0.36	—%	3%
Book value	$26.47	$26.54	$26.04	$25.41	$24.93	—%	6%
Tangible book value (1)	$19.03	$19.11	$18.57	$18.47	$17.86	—%	7%

Performance Ratios:
Efficiency ratio (2)	58.03%	57.30%	67.29%	54.29%	69.06%	0.73	(11.03)
Non-interest expense to average assets (1)	2.41%	2.44%	2.74%	2.16%	2.68%	(0.03)	(0.27)
Return on average assets ("ROAA")	1.18%	1.27%	0.67%	1.19%	0.68%	(0.09)	0.50
Pre-provision net revenue ("PPNR") ROAA (1)	1.73%	1.80%	1.32%	1.81%	1.19%	(0.07)	0.54
Return on average common equity	10.00%	10.92%	6.19%	11.56%	6.73%	(0.92)	3.27
Return on average tangible common equity (1)	13.88%	15.24%	8.58%	16.03%	9.45%	(1.36)	4.43

Performance Ratios - Operating: (1)
Operating efficiency ratio, as adjusted (1), (2)	53.68%	51.39%	52.32%	51.79%	55.11%	2.29	(1.43)
Operating non-interest expense to average assets (1)	2.26%	2.20%	2.14%	2.10%	2.13%	0.06	0.13
Operating ROAA (1)	1.28%	1.44%	1.42%	1.25%	1.10%	(0.16)	0.18
Operating PPNR ROAA (1)	1.87%	2.02%	1.89%	1.88%	1.67%	(0.15)	0.20
Operating return on average common equity (1)	10.89%	12.34%	13.15%	12.16%	10.87%	(1.45)	0.02
Operating return on average tangible common equity (1)	15.11%	17.22%	18.24%	16.85%	15.26%	(2.11)	(0.15)

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	5.78%	5.92%	5.96%	6.00%	5.92%	(0.14)	(0.14)
Yield on earning assets (2)	5.44%	5.55%	5.62%	5.62%	5.49%	(0.11)	(0.05)
Cost of interest bearing deposits	2.04%	2.08%	2.43%	2.52%	2.52%	(0.04)	(0.48)
Cost of interest bearing liabilities	2.24%	2.27%	2.65%	2.78%	2.80%	(0.03)	(0.56)
Cost of total deposits	1.39%	1.40%	1.66%	1.73%	1.72%	(0.01)	(0.33)
Cost of total funding (3)	1.56%	1.57%	1.87%	1.98%	1.99%	(0.01)	(0.43)
Net interest margin (2)	3.96%	4.06%	3.84%	3.75%	3.60%	(0.10)	0.36
Average interest bearing cash / Average interest earning assets	2.59%	3.12%	3.41%	2.97%	3.13%	(0.53)	(0.54)
Average loans and leases / Average interest earning assets	78.44%	78.12%	78.39%	78.64%	78.93%	0.32	(0.49)
Average loans and leases / Average total deposits	88.58%	87.34%	88.39%	90.07%	90.36%	1.24	(1.78)
Average non-interest bearing deposits / Average total deposits	32.26%	32.45%	31.41%	31.39%	31.75%	(0.19)	0.51
Average total deposits / Average total funding (3)	93.58%	94.52%	93.47%	91.92%	91.86%	(0.94)	1.72

Select Credit & Capital Ratios:
Non-performing loans and leases to total loans and leases	0.55%	0.41%	0.40%	0.47%	0.47%	0.14	0.08
Non-performing assets to total assets	0.40%	0.30%	0.29%	0.35%	0.35%	0.10	0.05
Allowance for credit losses to loans and leases	1.00%	1.02%	1.01%	1.17%	1.17%	(0.02)	(0.17)
Total risk-based capital ratio (4)	13.3%	13.6%	13.4%	13.0%	12.9%	(0.30)	0.40
Common equity tier 1 risk-based capital ratio (4)	11.5%	11.8%	11.6%	10.8%	10.6%	(0.30)	0.90

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = total deposits + total borrowings.
(4) Estimated holding company ratios.

Columbia Banking System, Inc. Reports First Quarter 2026 Results
April 23, 2026

Columbia Banking System, Inc.
Loan & Lease Portfolio Balances and Mix
(Unaudited)
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	% Change
($ in millions)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term	$8,113	$8,206	$8,444	$6,190	$6,179	(1)%	31%
Owner occupied term	7,258	7,314	7,361	5,320	5,303	(1)%	37%
Multifamily	10,173	10,281	10,377	5,735	5,831	(1)%	74%
Construction & development	1,670	1,707	2,071	2,070	2,071	(2)%	(19)%
Residential development	373	362	367	286	252	3%	48%
Commercial:
Term	6,887	6,713	6,590	5,353	5,490	3%	25%
Lines of credit & other	3,804	3,643	3,582	2,951	2,754	4%	38%
Leases & equipment finance	1,619	1,599	1,614	1,641	1,644	1%	(2)%
Residential:
Mortgage	5,483	5,624	5,722	5,830	5,878	(3)%	(7)%
Home equity loans & lines	2,147	2,149	2,153	2,083	2,039	—%	5%
Consumer & other	170	178	181	178	175	(4)%	(3)%
Total loans and leases, net of deferred fees and costs	$47,697	$47,776	$48,462	$37,637	$37,616	—%	27%

Loans and leases mix:
Commercial real estate:
Non-owner occupied term	17%	17%	18%	16%	16%
Owner occupied term	15%	15%	15%	14%	14%
Multifamily	21%	22%	21%	15%	15%
Construction & development	4%	4%	4%	6%	6%
Residential development	1%	1%	1%	1%	1%
Commercial:
Term	15%	14%	14%	14%	15%
Lines of credit & other	8%	8%	7%	8%	7%
Leases & equipment finance	3%	3%	3%	4%	4%
Residential:
Mortgage	11%	12%	12%	15%	16%
Home equity loans & lines	5%	4%	4%	6%	5%
Consumer & other	—%	—%	1%	1%	1%
Total	100%	100%	100%	100%	100%

Columbia Banking System, Inc. Reports First Quarter 2026 Results
April 23, 2026

Columbia Banking System, Inc.
Deposit Portfolio Balances and Mix
(Unaudited)
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	% Change
($ in millions)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$17,635	$17,419	$17,810	$13,220	$13,414	1%	31%
Demand, interest bearing	10,860	10,763	11,675	8,335	8,494	1%	28%
Money market	16,843	17,013	16,816	11,694	11,971	(1)%	41%
Savings	2,437	2,442	2,504	2,276	2,337	0%	4%
Time	5,714	6,574	6,966	6,218	6,002	(13)%	(5)%
Total	$53,489	$54,211	$55,771	$41,743	$42,218	(1)%	27%

Total core deposits (1)	$50,245	$50,174	$51,535	$37,294	$38,079	—%	32%

Deposit mix:
Demand, non-interest bearing	33%	32%	32%	32%	32%
Demand, interest bearing	20%	20%	21%	20%	20%
Money market	31%	31%	30%	28%	28%
Savings	5%	5%	5%	5%	6%
Time	11%	12%	12%	15%	14%
Total	100%	100%	100%	100%	100%

(1) Core deposits are defined as total deposits less time deposits greater than $250,000 and all brokered deposits.

Columbia Banking System, Inc. Reports First Quarter 2026 Results
April 23, 2026

Columbia Banking System, Inc.
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
($ in millions)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Seq. Quarter	Year over Year
Non-performing assets: (1)
Loans and leases on non-accrual status:
Commercial real estate	$91	$50	$53	$31	$42	82%	117%
Commercial	96	66	67	67	80	45%	20%
Total loans and leases on non-accrual status	187	116	120	98	122	61%	53%
Loans and leases past due 90+ days and accruing: (2)
Commercial real estate	3	2	—	—	—	50%	nm
Commercial	2	8	5	5	—	(75)%	nm
Residential (2)	69	72	71	74	53	(4)%	30%
Total loans and leases past due 90+ days and accruing (2)	74	82	76	79	53	(10)%	40%
Total non-performing loans and leases (1), (2)	261	198	196	177	175	32%	49%
Other real estate owned	3	2	3	3	3	50%	0%
Total non-performing assets (1), (2)	$264	$200	$199	$180	$178	32%	48%

Loans and leases past due 31-89 days	$168	$94	$85	$142	$158	79%	6%
Loans and leases past due 31-89 days to total loans and leases	0.35%	0.20%	0.18%	0.38%	0.42%	0.15	(0.07)
Non-performing loans and leases to total loans and leases (1), (2)	0.55%	0.41%	0.40%	0.47%	0.47%	0.14	0.08
Non-performing assets to total assets (1), (2)	0.40%	0.30%	0.29%	0.35%	0.35%	0.10	0.05
Non-accrual loans and leases to total loan and leases (2)	0.39%	0.24%	0.25%	0.26%	0.33%	0.15	0.06

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1) Non-accrual and 90+ days past due loans include government guarantees of $88 million, $79 million, $70 million, $68 million, and $67 million at March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025, and March 31, 2025, respectively.

(2) Excludes certain mortgage loans guaranteed by GNMA, which Columbia has the unilateral right to repurchase but has not done so, totaling $4 million, $3 million, $2 million, $2 million, and $3 million at March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025, and March 31, 2025, respectively.

Columbia Banking System, Inc. Reports First Quarter 2026 Results
April 23, 2026

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change
($ in millions)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$466	$473	$421	$421	$425	(1)%	10%
Initial ACL recorded for PCD loans acquired during the period	—	—	5	—	—	nm	nm
Provision for credit losses on loans and leases	28	23	69	29	26	22%	8%
Charge-offs
Commercial real estate	—	(8)	(3)	—	—	nm	nm
Commercial	(39)	(23)	(22)	(33)	(33)	70%	18%
Residential	—	(1)	—	—	(1)	nm	nm
Consumer & other	(1)	(1)	(2)	(1)	(1)	0%	0%
Total charge-offs	(40)	(33)	(27)	(34)	(35)	21%	14%
Recoveries
Commercial	4	3	4	5	4	33%	0%
Consumer & other	1	—	1	—	1	nm	0%
Total recoveries	5	3	5	5	5	67%	0%
Net (charge-offs) recoveries
Commercial real estate	—	(8)	(3)	—	—	nm	nm
Commercial	(35)	(20)	(18)	(28)	(29)	75%	21%
Residential	—	(1)	—	—	(1)	nm	nm
Consumer & other	—	(1)	(1)	(1)	—	nm	nm
Total net charge-offs	(35)	(30)	(22)	(29)	(30)	17%	17%
Balance, end of period	$459	$466	$473	$421	$421	(2)%	9%
Reserve for unfunded commitments
Balance, beginning of period	$19	$19	$18	$17	$16	0%	19%
Provision for credit losses on unfunded commitments	—	—	1	1	1	nm	(100)%
Balance, end of period	19	19	19	18	17	0%	12%
Total Allowance for credit losses (ACL)	$478	$485	$492	$439	$438	(1)%	9%

Net charge-offs to average loans and leases (annualized)	0.30%	0.25%	0.22%	0.31%	0.32%	0.05	(0.02)
Recoveries to gross charge-offs	12.50%	9.09%	18.52%	15.19%	14.05%	3.41	(1.55)
ACLLL to loans and leases	0.96%	0.98%	0.98%	1.12%	1.12%	(0.02)	(0.16)
ACL to loans and leases	1.00%	1.02%	1.01%	1.17%	1.17%	(0.02)	(0.17)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports First Quarter 2026 Results
April 23, 2026

Columbia Banking System, Inc.
Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Quarter Ended
	March 31, 2026			December 31, 2025			March 31, 2025
($ in millions)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$189	$3	5.17%	$306	$5	5.51%	$59	$1	6.32%
Loans and leases (1)	47,714	681	5.78%	48,186	717	5.92%	37,679	552	5.92%
Taxable securities	10,097	106	4.22%	9,996	105	4.23%	7,691	72	3.72%
Non-taxable securities (2)	1,253	14	4.51%	1,268	14	4.53%	817	8	3.87%
Temporary investments and interest-bearing cash	1,578	14	3.65%	1,923	19	3.82%	1,494	16	4.45%
Total interest-earning assets (1), (2)	60,831	$818	5.44%	61,679	$860	5.55%	47,740	$649	5.49%
Goodwill and other intangible assets	2,175			2,217			1,502
Other assets	3,209			3,218			2,211
Total assets	$66,215			$67,114			$51,453
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$10,780	$43	1.60%	$11,052	$51	1.81%	$8,371	$46	2.26%
Money market deposits	16,848	88	2.12%	17,010	94	2.22%	11,603	69	2.40%
Savings deposits	2,443	1	0.12%	2,463	1	0.12%	2,350	1	0.10%
Time deposits (3)	6,414	52	3.32%	6,741	49	2.88%	6,136	61	4.01%
Total interest-bearing deposits	36,485	184	2.04%	37,266	195	2.08%	28,460	177	2.52%
Repurchase agreements and federal funds purchased	187	1	1.86%	184	1	2.16%	216	1	1.83%
Borrowings	3,071	30	3.96%	2,581	27	4.20%	3,039	36	4.82%
Junior and other subordinated debentures	435	7	7.03%	436	8	7.53%	438	9	7.94%
Total interest-bearing liabilities	40,178	$222	2.24%	40,467	$231	2.27%	32,153	$223	2.80%
Non-interest-bearing deposits	17,378			17,902			13,239
Other liabilities	873			931			844
Total liabilities	58,429			59,300			46,236
Common equity	7,786			7,814			5,217
Total liabilities and shareholders' equity	$66,215			$67,114			$51,453
NET INTEREST INCOME (2)		$596			$629			$426
NET INTEREST SPREAD (2)			3.20%			3.28%			2.69%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.96%			4.06%			3.60%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income was adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $2 million for the three months ended March 31, 2026, as compared to $2 million for the three months ended December 31, 2025 and $1 million for the three months ended March 31, 2025.
(3)Includes the amortization of a premium on acquired time deposits that reduced interest expense by $12 million for the three months ended December 31, 2025. There was no amortization for the three months ended March 31, 2026 or March 31, 2025.

Columbia Banking System, Inc. Reports First Quarter 2026 Results
April 23, 2026

Columbia Banking System, Inc.
Residential Mortgage Banking Activity
(Unaudited)
	Quarter Ended					%
($ in millions)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Seq. Quarter	Year over Year
Residential mortgage banking revenue:
Origination and sale	$5	$5	$5	$5	$4	—%	25%
Servicing	6	6	5	6	6	—%	—%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(3)	(3)	(3)	(3)	(3)	—%	—%
Changes due to valuation inputs or assumptions	6	(1)	—	(2)	(1)	nm	nm
MSR hedge (loss) gain	(2)	—	—	2	3	nm	(167)%
Total	$12	$7	$7	$8	$9	71%	33%

Closed loan volume for sale	$171	$176	$166	$164	$136	(3)%	26%
Gain on sale margin	2.92%	2.84%	3.01%	2.77%	3.23%	0.08	-0.31

Residential mortgage servicing rights:
Balance, beginning of period	$99	$101	$103	$106	$108	(2)%	(8)%
Additions for new MSR capitalized	3	2	1	2	2	50%	50%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(3)	(3)	(3)	(3)	(3)	—%	—%
Changes due to valuation inputs or assumptions	6	(1)	—	(2)	(1)	nm	nm
Balance, end of period	$105	$99	$101	$103	$106	6%	(1)%

Residential mortgage loans serviced for others	$7,812	$7,755	$7,797	$7,852	$7,888	1%	(1)%
MSR as % of serviced portfolio	1.34%	1.28%	1.30%	1.31%	1.34%	0.06	—

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports First Quarter 2026 Results
April 23, 2026

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America ("GAAP"), this press release contains certain non-GAAP financial measures. The Company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes, and operating pre-provision net revenue and operating return on tangible common equity are also used as part of our incentive compensation program for our executive officers. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation
Tangible Capital, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in millions, except per-share data)		Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Seq. Quarter	Year over Year
Total shareholders' equity	a	$7,664	$7,840	$7,790	$5,342	$5,238	(2)%	46%
Less: Goodwill		1,482	1,482	1,481	1,029	1,029	—%	44%
Less: Other intangible assets, net		671	712	754	430	456	(6)%	47%
Tangible common shareholders' equity	b	$5,511	$5,646	$5,555	$3,883	$3,753	(2)%	47%

Total assets	c	$66,027	$66,832	$67,496	$51,901	$51,519	(1)%	28%
Less: Goodwill		1,482	1,482	1,481	1,029	1,029	—%	44%
Less: Other intangible assets, net		671	712	754	430	456	(6)%	47%
Tangible assets	d	$63,874	$64,638	$65,261	$50,442	$50,034	(1)%	28%
Common shares outstanding at period end (in thousands)	e	289,530	295,422	299,147	210,213	210,112	(2)%	38%

Total shareholders' equity to total assets ratio	a / c	11.61%	11.73%	11.54%	10.29%	10.17%	(0.12)	1.44
Tangible common equity to tangible assets ratio	b / d	8.63%	8.73%	8.51%	7.70%	7.50%	(0.10)	1.13
Book value per common share	a / e	$26.47	$26.54	$26.04	$25.41	$24.93	—%	6%
Tangible book value per common share	b / e	$19.03	$19.11	$18.57	$18.47	$17.86	—%	7%

Columbia Banking System, Inc. Reports First Quarter 2026 Results
April 23, 2026

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Income Statements, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in millions)		Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
Gain on investment securities, net		$—	$2	$2	$—	$2	(100)%	(100)%
Gain (loss) on swap derivatives		—	1	(1)	(1)	(1)	(100)%	nm
(Loss) gain on loans held for investment, at fair value		(2)	—	4	—	7	nm	(129)%
Change in fair value of MSR due to valuation inputs or assumptions		6	(1)	—	(2)	(1)	nm	nm
MSR hedge (loss) gain		(2)	—	—	2	3	nm	(167)%
Total non-interest income adjustments	a	$2	$2	$5	$(1)	$10	—%	(80)%

Non-Interest Expense Adjustments
Merger and restructuring expense		$24	$39	$87	$8	$14	(38)%	71%
Exit and disposal costs		1	1	—	—	1	0%	—%
FDIC special assessment		—	(5)	(1)	—	—	nm	nm
Legal settlement and other non-operating expense		—	4	—	—	55	(100)%	(100)%
Total non-interest expense adjustments	b	$25	$39	$86	$8	$70	(36)%	(64)%

Net interest income	c	$594	$627	$505	$446	$425	(5)%	40%

Non-interest income (GAAP)	d	$83	$90	$77	$65	$66	(8)%	26%
Less: Non-interest income adjustments	a	(2)	(2)	(5)	1	(10)	—%	(80)%
Operating non-interest income (non-GAAP)	e	$81	$88	$72	$66	$56	(8)%	45%

Revenue (GAAP)	f=c+d	$677	$717	$582	$511	$491	(6)%	38%
Operating revenue (non-GAAP)	g=c+e	$675	$715	$577	$512	$481	(6)%	40%

Non-interest expense (GAAP)	h	$394	$412	$393	$278	$340	(4)%	16%
Less: Non-interest expense adjustments	b	(25)	(39)	(86)	(8)	(70)	(36)%	(64)%
Operating non-interest expense (non-GAAP)	i	$369	$373	$307	$270	$270	(1)%	37%

Net income (GAAP)	j	$192	$215	$96	$152	$87	(11)%	121%
Provision for income taxes		63	67	23	51	37	(6)%	70%
Income before provision for income taxes		255	282	119	203	124	(10)%	106%
Provision for credit losses		28	23	70	30	27	22%	4%
Pre-provision net revenue (PPNR) (non-GAAP)	k	283	305	189	233	151	(7)%	87%
Less: Non-interest income adjustments	a	(2)	(2)	(5)	1	(10)	—%	(80)%
Add: Non-interest expense adjustments	b	25	39	86	8	70	(36)%	(64)%
Operating PPNR (non-GAAP)	l	$306	$342	$270	$242	$211	(11)%	45%

Net income (GAAP)	j	$192	$215	$96	$152	$87	(11)%	121%
Acquisition-related provision expense		—	—	70	—	—	nm	nm
Less: Non-interest income adjustments	a	(2)	(2)	(5)	1	(10)	—%	(80)%
Add: Non-interest expense adjustments	b	25	39	86	8	70	(36)%	(64)%
Tax effect of adjustments		(6)	(9)	(43)	(1)	(8)	(33)%	(25)%
Operating net income (non-GAAP)	m	$209	$243	$204	$160	$139	(14)%	50%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports First Quarter 2026 Results
April 23, 2026

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Average Balances, Earnings Per Share, and Performance Metrics, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in millions, shares in thousands)		Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Seq. Quarter	Year over Year
Average assets	n	$66,215	$67,114	$56,823	$51,552	$51,453	(1)%	29%
Less: Average goodwill and other intangible assets, net		2,175	2,217	1,719	1,472	1,502	(2)%	45%
Average tangible assets	o	$64,040	$64,897	$55,104	$50,080	$49,951	(1)%	28%

Average common shareholders' equity	p	$7,786	$7,814	$6,157	$5,287	$5,217	0%	49%
Less: Average goodwill and other intangible assets, net		2,175	2,217	1,719	1,472	1,502	(2)%	45%
Average tangible common equity	q	$5,611	$5,597	$4,438	$3,815	$3,715	0%	51%

Weighted average basic shares outstanding (in thousands)	r	290,933	295,376	237,838	209,125	208,800	(2)%	39%
Weighted average diluted shares outstanding (in thousands)	s	292,160	296,760	238,925	209,975	210,023	(2)%	39%

Select Per-Share & Performance Metrics
Earnings per share - basic	j / r	$0.66	$0.72	$0.40	$0.73	$0.41	(8)%	61%
Earnings per share - diluted	j / s	$0.66	$0.72	$0.40	$0.73	$0.41	(8)%	61%
Efficiency ratio (1)	h / f	58.03%	57.30%	67.29%	54.29%	69.06%	0.73	(11.03)
Non-interest expense to average assets	h / n	2.41%	2.44%	2.74%	2.16%	2.68%	(0.03)	(0.27)
Return on average assets	j / n	1.18%	1.27%	0.67%	1.19%	0.68%	(0.09)	0.50
Return on average tangible assets	j / o	1.22%	1.31%	0.69%	1.22%	0.70%	(0.09)	0.52
PPNR return on average assets	k / n	1.73%	1.80%	1.32%	1.81%	1.19%	(0.07)	0.54
Return on average common equity	j / p	10.00%	10.92%	6.19%	11.56%	6.73%	(0.92)	3.27
Return on average tangible common equity	j / q	13.88%	15.24%	8.58%	16.03%	9.45%	(1.36)	4.43

Operating Per-Share & Performance Metrics
Operating earnings per share - basic	m / r	$0.72	$0.82	$0.86	$0.77	$0.67	(12)%	7%
Operating earnings per share - diluted	m / s	$0.72	$0.82	$0.85	$0.76	$0.67	(12)%	7%
Operating efficiency ratio, as adjusted (1)	u / y	53.68%	51.39%	52.32%	51.79%	55.11%	2.29	(1.43)
Operating non-interest expense to average assets	i / n	2.26%	2.20%	2.14%	2.10%	2.13%	0.06	0.13
Operating return on average assets	m / n	1.28%	1.44%	1.42%	1.25%	1.10%	(0.16)	0.18
Operating return on average tangible assets	m / o	1.32%	1.49%	1.47%	1.28%	1.13%	(0.17)	0.19
Operating PPNR return on average assets	l / n	1.87%	2.02%	1.89%	1.88%	1.67%	(0.15)	0.20
Operating return on average common equity	m / p	10.89%	12.34%	13.15%	12.16%	10.87%	(1.45)	0.02
Operating return on average tangible common equity	m / q	15.11%	17.22%	18.24%	16.85%	15.26%	(2.11)	(0.15)

(1) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

Columbia Banking System, Inc. Reports First Quarter 2026 Results
April 23, 2026

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Operating Efficiency Ratio, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in millions)		Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Seq. Quarter	Year over Year
Non-interest expense (GAAP)	h	$394	$412	$393	$278	$340	(4)%	16%
Less: Non-interest expense adjustments	b	(25)	(39)	(86)	(8)	(70)	(36)%	(64)%
Operating non-interest expense (non-GAAP)	i	369	373	307	270	270	(1)%	37%
Less: B&O taxes	t	(4)	(3)	(3)	(3)	(3)	33%	33%
Operating non-interest expense, excluding B&O taxes (non-GAAP)	u	$365	$370	$304	$267	$267	(1)%	37%

Net interest income (tax equivalent) (1)	v	$596	$629	$507	$447	$426	(5)%	40%
Non-interest income (GAAP)	d	83	90	77	65	66	(8)%	26%
Add: BOLI tax equivalent adjustment (1)	w	3	3	2	2	1	—%	200%
Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent)	x	682	722	586	514	493	(6)%	38%
Less: Non-interest income adjustments	a	(2)	(2)	(5)	1	(10)	—%	(80)%
Total Adjusted Operating Revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP)	y	$680	$720	$581	$515	$483	(6)%	41%

Efficiency ratio (1)	h / f	58.03%	57.30%	67.29%	54.29%	69.06%	0.73	(11.03)
Operating efficiency ratio, as adjusted (non-GAAP) (1)	u / y	53.68%	51.39%	52.32%	51.79%	55.11%	2.29	(1.43)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.